JOINT VENTURE & SALE AGREEMENT
COPPER BLOWOUT RIDGE

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 15th of May, 2014 (the "Execution Date") between Sierra Madre Mining, Inc. (“Sierra”), a Delaware corporation, AJA Mining, LLC (“AJA”), a Nevada LLC, and Gold Basin Mining Exp, LLC (“Gold Basin”), a Nevada LLC (individually the "Member" and collectively the "Members").

BACKGROUND:

A.	The Members wish to enter into an association of mutual benefit and agree to jointly invest and set up a joint venture enterprise.

B.	The terms and conditions of this Agreement sets out the terms and conditions governing this association.

The parties to this Agreement agree as follows:

Formation

1.	By this Agreement the Members enter into a joint venture (the "Venture", the "Joint Venture", or the “JV”). The rights and obligations of the Members will be under Arizona state law except as otherwise provided here.

Name

2.	The business name of the Venture will be The Copper Blowout Ridge.

Purpose

3.	The purpose of the Venture will be: conduct a drill program on the copper blowout ridge, complete a geology report, obtain a reclamation bond, and obtain drill permitting on the copper blowout ridge. The claims are listed in Exhibit A, attached to this JV. All the claims are owned by AJA & Gold Basin, and are all located in Mohave County, Arizona (the “JV Property”).

Term

4.	The Venture will begin as of the Execution Date of this Agreement. The parties may agree to extend this by written mutual agreement. Upon Sierra funding the venture, its rights will vest in the claims and the Term shall automatically renew every year, unless terminated by Sierra upon thirty (30) days written notice. AJA Mining shall have the right to termination upon thirty (30) days written notice in the event that Sierra is unable to raise enough money through its IPO to conduct an exploration program. Sierra Madre will issue 15,000,000 shares of Class B common stock to AJA & Gold Basin’s members in exchange for 20% ownership interest in the 200 lode claims owned by AJA & Gold Basin (listed in Exhibit A). The shares will be issued as per AJA’s instructions, and said stock list will be listed in an agreement separate to this Venture agreement. The shares will be registered with Sierra’s prospectus pursuant to 17 CFR 229.507.

Place of Business

5.	The principal office and legal address of the business of the Venture will be located at 10923 Vallerosa St., Las Vegas, 89141

Business Management

6.	The Venture will be directed, controlled and managed by a management committee (the "Management Committee"). Within the limits of the Purpose of the Venture and the terms of this Agreement, the Management Committee will have full authority to bind the Members in all matters relating to the direction, control and management of the Venture. Authority to bind the Venture in contract or in any third party business relation lies exclusively with Management Committee, or its delegate.

1

7.	Each Member will have a vote in the Management Committee as defined in the Voting section of this Agreement. The Management Committee will consist of one representative (the "Representative") of each Member unless otherwise agreed by all the Members. Each Representative will have the authority to bind their respective Member in decisions relating to the Venture. Each Member may replace its Representative or appoint a temporary alternate at its own discretion on reasonable notice to the remaining Members.

8.	All actions and decisions respecting the appointment of an accounting firm for the Venture require the consent and agreement of not less than 100 percent of the Management Committee.

9.	A General Manager may be appointed where necessary or desirable. The duties and responsibilities of the General Manager will be determined by the Management Committee.

Capital Contributions

10.	Each of the Members has contributed to the capital of the Venture, in cash, stock, or property in agreed upon value, as follows (the "Capital Contribution"):

Member	Contribution Description	Agreed Value
Sierra Madre Mining, Inc.	All expenditures required to conduct drilling and geology on the JV Properties	$2,000,000
AJA & Gold Basin	BLM Mining Claims, operations management	TBD

11.	JV Property (i.e. mining claims) contributed by AJA Mining shall remain its property. Mining equipment (i.e. Mining, Production and Refining equipment, etc.) contributed by Sierra shall remain its property. Any equipment purchased from Venture funds shall become the property of the Venture.

Joint Venture Interests

12.	As of the Execution Date of this Agreement, Sierra and AJA Mining are deemed to have the following Joint Venture Interests

Member	Joint Venture Interests
Sierra Madre Mining, Inc.	20% ownership interest
AJA & Gold Basin	80% ownership interest

Duties of Members

13.	Each Member will be responsible for its respective duties as follows:

Member	Duties Description
Sierra Madre Mining, Inc.	No specific day-to-day duties Sierra will have the right to have representatives on-site, at its own expense.
AJA & Gold Basin	As the designated project operator, AJA Mining shall be responsible for all operations on the JV Property, including carrying out the exploration program, hiring (with Sierra’s approval) a geologist, a drill company, storing samples and shipment of samples.

14.	Duties of Members may be amended, from time to time, by decision of the Management Committee, provided that the Members' Interests are not affected except with the unanimous consent of the Members.

2

Distributions

15.	Distributions to AJA Mining for the drilling project & other expenses shall issued as requested by AJA. AJA will provide accounting for all of the disbursements made to it by Sierra.

Withdrawal of Capital

16.	The Members will not be personally liable for the return of all or part of the capital contributions of a Member, except as otherwise provided in this Agreement.

Capital Accounts/Bank Accounts

17.	An individual capital account for each Member shall not be required, nor shall a joint bank account for JV expenditures will be required. AJA Mining is solely responsible for all operations and expenditures, and accordingly AJA Mining shall be free to manage JV operational cash flow as it deems appropriate, in its sole discretion.

Fiscal Year

18.	The fiscal year will end on December 31st of each year.

Management Duties

19.	Duties and obligations of the Management Committee in relation to the Venture will include the following:

a.	Establishing policy with regard to achieving the purpose and objectives of the Venture.

b.	Managing the day to day business of the Venture.

c.	Monitoring, controlling and directing the financial, business and operational affairs of the Venture.

d.	Proper maintenance of books of account and financial records according to accepted accounting practices.

e.	Monitoring, analyzing and acting on all issues over which it would have express or implied authority according to this Agreement.

f.	All responsibilities attached to hiring of production and administration staff including any required labor negotiations. All responsibilities attached to hiring of third party contractors.

The Operator

20.	Upon the formation of the Venture, AJA Mining shall be the designated Operator, with advice and accounting from Sierra.

Operator Powers and Obligations

21.	Subject to the approval by the Management Committee, the powers and obligations of the Operator shall be as follows:

a)	to manage the Venture and conduct, or cause to be conducted, all work performed in a good and workmanlike manner in accordance with good exploration, engineering, mining and accounting practice and in accordance with the terms of this Agreement;

3

b)	to provide, purchase, lease or rent all plant, buildings, machinery, equipment, tools, appliances, materials, supplies and services required for the Venture and to dispose of the same when no longer required or useful for the purposes of the Venture;

c)	to maintain and keep the Venture Assets, or to cause the Venture Assets to be maintained and kept, in good operating condition and repair in accordance with good exploration and mining practice;

d)	to comply with all applicable statutes, regulations, by-laws, laws, orders and judgments and all directives, rules, consents, drill permits, orders, guidelines, approvals and policies of any applicable governmental authority affecting the Venture;

e)	to obtain and maintain such types and levels of property and liability insurance with respect to the Venture as the Operator shall consider necessary from time to time, such coverage to include Sierra as a named insured to the extent of Sierra’s undivided interest in the Venture;

f)	to require the Operator’s contractors and subcontractors to take out and maintain such types and levels of property and liability insurance as the Operator shall consider necessary or advisable from time to time;

g)	to comply with the requirements of all applicable unemployment insurance and workers’ compensation legislation with respect to work or services to be provided, including any contractors or subcontractors;

h)	to remain in compliance with all applicable Mine Health and Safety regulations, and to advise Sierra of any accident or occurrence resulting in any material damage to or destruction of any Venture Assets or material harm or injury to any individual;

i)	to keep adequate data, information and records of the Operator’s management of the Venture and to keep suitable accounts which reflect all financial aspects of the Venture, and once per year to make such available to Sierra within 10 days of receipt of a written request for disclosure by Sierra, and to permit Sierra at reasonable times and upon notice in writing to the Operator to audit the Operator’s accounts and records relating exclusively to the operations of the Venture for any calendar year within 12 months following the end of such calendar year, at Sierra’s expense;

j)	to provide Sierra with monthly reports on activities on the Venture during periods of active field work or when mine operations are active, quarterly reports and a detailed annual report on the Operator’s management of the Venture, including an accounting of all Expenditures made by the Operator on behalf of the Venture;

k)	to have all powers necessary to carry out, or cause to be carried out, all of the Operator’s obligations set out in this Agreement and to otherwise carry out, or cause to be carried out, all activities approved by the Management Committee.

Emergencies

22.	In an emergency, the Operator may take such immediate actions and make such immediate Expenditures as the Operator deems necessary to keep the Property in good standing or for the protection of individuals and/or property and/or the environment. The Operator shall promptly report such emergency actions to Sierra.

Closure Fund

23.	The Operator may establish and administer a closure fund to be applied by the Operator to satisfy any legal obligations of the Parties respecting a mine maintenance plan or mine closure plan, including obligations for severance pay, pensions, rehabilitation and reclamation work. The Operator shall invest any unused portion of such fund and all income thereon shall accrue in such fund. If the Operator determines that such fund, or any portion thereof, is no longer necessary, the Operator shall make payments to the Parties in proportion to their contribution to such closure fund and their Joint Venture Interest. Any reclamation bonds on deposit with the BLM will be refunded to the party who advanced the funds upon the release of the bonds should any surplus remain.

4

Meetings

24.	Regular management meetings will be held as needed. Minutes of the meeting will be maintained on file.

25.	Any Member can call a special meeting to resolve issues that require a vote, as indicated by this Agreement, by providing all Members with reasonable notice. Where a special meeting has been called, the meeting will be restricted to the specific purpose for which the meeting was held.

26.	All meetings will be held at a time and in a location that is reasonable, convenient and practical considering the situation of all Members.

Amendments

27.	This Agreement may not be amended in whole or in part without the unanimous written consent of the Members.

Admitting a New Member

28.	New Members may be admitted into the Venture only with the unanimous consent of the existing Members. The new Member agrees to be bound by all the covenants, terms, and conditions of this Agreement, inclusive of all current and future amendments. Further, a new Member will execute such documents as are needed or required for this admission. Any new Member will receive a business interest in the Venture as determined by all other Members.

Dissociation of a Member

29.	Where a Member is in breach of this Agreement and said Member has not remedied the breach on notice from the Venture and after a reasonable period then the remaining Members will have the right to terminate this Agreement with regard to the individual defaulting Member (an "Involuntary Withdrawal") and take whatever action necessary to protect the interests of the Venture.

30.	If the Venture is harmed as the result of an act or failure to act of an individual Member then the said Member alone will be liable for said harm. If more than one Member is at fault then they will be jointly and severally liable for said harm.

31.	Each Member will indemnify the other Members against all losses, costs and claims that may arise against them in the event of the Venture being terminated as a result of breach of the Agreement by the said Member.

32.	If a Member is placed in bankruptcy, or withdraws voluntarily from the Venture, or if there is an Operation of Law against a Member, the other Members will be entitled to proceed as if the Member had breached this Agreement.

33.	Distribution of any amount owing to a dissociated Member will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

Dissolution of the Joint Venture

34.	The Venture will be dissolved and its assets liquidated in the event of any of the following:

a.	The Term of the Venture expires and is not extended.

b.	A 100 percent vote by the Members to dissolve the Venture.

c.	On satisfaction of the exclusive purpose of the Venture.

d.	Loss or incapacity through any means of substantially all of the Venture's assets.

e.	Where, on the dissociation of a Member, only one Member remains in the Venture.

5

f.	On the liquidation of the Venture assets, distribution of any amounts to Members will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

Liquidation

35.	The Venture will be liquidated promptly and within a reasonable time on dissolution of the Venture.

Valuation of Interest

36.	In the absence of a written agreement setting a value, the value of the Venture will be determined based on the fair market value appraisal of all Venture assets (less liabilities) in accordance with generally accepted accounting procedures by an independent accounting firm agreed to by all Members. An appraiser will be appointed within a reasonable period of the date of withdrawal or dissolution. The results of the appraisal will be binding on all Members. A withdrawing Member's interest will be based on the proportion of their respective Profit and Loss sharing ratios less any outstanding liabilities a Member may have to the Venture. The intent of this section is to ensure the survival of the Venture despite the withdrawal of any individual Member.

37.	No allowance will be made for goodwill, trade name, patents or other intangible assets, except where those assets have been reflected on the Venture books immediately prior to valuation.

Transfer of Venture Interest

38.	A Member will not in any way alienate their interest in the Venture or its assets. Any such prohibited transfer, if attempted, will be void and without force or effect.

Voting

39.	Any vote required by the Members will be determined such that each Member, through their Representative, receives one vote carrying equal weight.

Force Majeure

40.	A Member will be free of liability to the Venture where the Member is prevented from executing their obligations under this Agreement in whole or in part due to force majeure where the Member has communicated the circumstance of said event to any and all other Members and taken any and all appropriate action to mitigate said event. Force majeure will include, but not be limited to, earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event.

Duty of Loyalty

41.	It is agreed that the Members to this Agreement and their respective affiliates may have interests in businesses other than the Joint Venture business. Neither the Venture nor any other Member will have any rights to the assets, income or profits of any such business, venture or transaction. Any and all businesses, ventures or transactions with any appearance of conflict of interest must be fully disclosed to all other Members. Failure to disclose any potential conflicts of interest will be deemed an Involuntary Withdrawal by the offending Member and may be treated accordingly by the remaining Members.

Right of First Refusal

42.	It is agreed that AJA Mining shall extend to Sierra the first right of refusal on any prospective mining project in Arizona in which AJA Mining has a 100% undivided interest, where mining rights have not been assigned or optioned and thus 100% controlled by AJA Mining, where no previous obligation exists, and where new commercial metal recovery operations are under consideration.

6

Language

43.	This Agreement and all other notices and agreements required by the Venture will be in English.

Insurance

44.	The Venture will insure all its assets against loss where reasonable and standard practice in the industry.

Indemnification

45.	Each Member will be indemnified and held harmless by the Venture from any and all harm or damages of any nature relating to the Member's participation in Venture affairs except where the said harm or damages results from gross negligence or willful misconduct on the part of the Member.

Liability

46.	The Member will not be liable to the Venture or to any other Member for any error in judgment or any act or failure to act where made in good faith. The Member will be liable only for any and all acts or failures to act resulting from gross negligence or willful misconduct.

Liability Insurance

47.	The Venture may acquire insurance on behalf of any Member, employee, agent or other person engaged in the business interest of the Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Venture.

Covenant of Good Faith

48.	Members will use their best efforts, fairly and in good faith to facilitate the success of the Venture.

Full Disclosure

49.	Both parties agree that each Member may have its own financial and business interests outside the Venture. Unless it materially impacts the Venture, each Member need not disclose its other business ventures to the venture Members.

Joint Venture Property

50.	Where allowed by statute, title to all Joint Venture property subsequently acquired pursuant to Section 11 of this agreement, will remain in the name of the Joint Venture. Where joint ventures are not recognized by statute as separate legal entities, Joint Venture property, including intellectual property, will be held in the name of one or more Members. In all cases Joint Venture property will be applied by the Members exclusively for the benefit and purposes of the Joint Venture and in accordance with this Agreement.

Jurisdiction

51.	The Members will submit to the jurisdiction of the Arizona for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

Assignment of Interest

52.	The rights and obligations of a Member are unique to the Joint Venture and may not be assigned without the expressed written consent of all remaining Members.

7

Mediation

53.	In the event a dispute arises out of or in connection with this Agreement the parties will attempt to resolve the dispute through friendly consultation.

54.	If the dispute is not resolved within a reasonable period, then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation.

Warranties

55.	All Members represent and warrant that they have all authority, licenses and permits to execute and perform this Agreement and their obligations under this Agreement and that the representative of each Member has been fully authorized to execute this Agreement.

56.	Each Member represents and warrants that this Agreement is not in violation of any and all agreements and constitutional documents of the individual Member.

Definitions

57.	For the purpose of this Agreement, the following terms are defined as follows:

a.	"Capital Contributions" The capital contribution to the Joint Venture actually made by the parties, including property, stock, cash and any additional capital contributions made.

b.	"Majority Vote" A Majority Vote is any amount greater than one-half of the authorized votes.

c.	"Operation of Law" The Operation of Law means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including but not limited to an assignment for the benefit of creditors, a divorce, or a bankruptcy.

Miscellaneous

58.	This Venture is termed a contractual joint venture and will not constitute a Partnership. Members will provide services to one another on an arms' length basis while remaining independent business entities. There will be no pooling of profits and losses. Each Member is responsible only for its own actions and will not be jointly or severally liable for the actions of the other Members.

59.	Time is of the essence in this Agreement.

60.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

61.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

8

62.	Each term, covenant, condition, and provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

63.	This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

64.	This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Member's successors, assigns, executors, administrators, beneficiaries, and representatives.

65.	If Sierra adds any additional mineral land contiguous to AJA/Gold Mining Basin’s 200 lode claims or within 1000 feet for a period of five years than the NSR 2% would apply on the new mineral land.

66.	Unless expressly provided to the contrary in this Agreement, each and every one of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

Purchase

67.	a) Sierra has the option to purchase the remaining 80% ownership interest in all 200 claims (listed as Exhibit A) from AJA & Gold Basin Mining under any of the following options 1) $30,000,000 cash, to be made within 30 days of triggering the option, 2) $15 million cash, plus $20 million worth of Sierra class B common stock, based on the preceding six month average closing price for Sierra’s stock, 3) paying AJA $250,000 per month, starting 12/15/15, for a period of up to 24 months. At any time during the 24 month period Sierra may purchase the claims for $30,000,000. The monthly payments do not offset the purchase price. b) The buyout option terminates after 24 months, starting January 1st, 2015 if Sierra elects not to purchase the claims.

68.	Royalty - AJA Mining & Gold Basin Mining will receive a Net Smelter Royalty (NSR) of 2% (two percent).

9

IN WITNESS WHEREOF the effective date of this agreement is May 15th, 2014.

Sierra Madre Mining, Inc.

By:

/s/ Michael H. Brown

Michael H. Brown
CEO, President, Sierra Madre Mining

By:

/s/ Joseph Lacome
Joseph Lacome
Director

By:

/s/ Thomas J. Arkoosh
Thomas Joseph Arkoosh
Member-Manager for AJA Mining, LLC

By:

/s/ Keith S. Jay
Keith Stephen Jay
Member-Manager for
Gold Basin Mining LLC & AJA Mining LLC

By:

/s/ John T. Arkoosh
John Thomas Arkoosh
Member-Manager for Gold Basin Mining, LLC

10

List of claims owned by AJA Mining & Gold Basin, to be included in the JV.

NAME	AMC #	NAME	AMC #	NAME	AMC #	NAME	AMC #	NAME	AMC #
TUT-1	AMC415013	BB-1	AMC420119	AJA-1	AMC413510	GBM-1	AMC420131	GBM-38	AMC420168
TUT-2	AMC415014	BB-2	AMC420120	AJA-2	AMC413511	GBM-2	AMC420132	GBM-39	AMC420169
TUT-3	AMC415015	BB-3	AMC420121	AJA-3	AMC413512	GBM-3	AMC420133	GBM-40	AMC420170
TUT-4	AMC415016	BB-4	AMC420122	AJA-4	AMC413513	GBM-4	AMC420134	GBM-41	AMC420171
TUT-5	AMC415017	BB-5	AMC420123	AJA-5	AMC413514	GBM-5	AMC420135	GBM-42	AMC420172
TUT-6	AMC415018	BB-13	AMC425251	AJA-6	AMC413515	GBM-6	AMC420136	GBM-43	AMC420173
TUT-7	AMC415019	BB-14	AMC425252	AJA-7	AMC413516	GBM-7	AMC420137	GBM-44	AMC420174
TUT-8	AMC415020	BB-15	AMC425253	AJA-8	AMC413517	GBM-8	AMC420138	GBM-45	AMC420175
TUT-9	AMC415597	BB-16	AMC425254	AJA-9	AMC413518	GBM-9	AMC420139	GBM-46	AMC420176
TUT-10	AMC415598	BB-17	AMC425255	AJA-10	AMC413519	GBM-10	AMC420140	GBM-47	AMC420177
TUT-11	AMC415599	BB-18	AMC425256	AJA-11	AMC413520	GBM-11	AMC420141	GBM-48	AMC420178
TUT-12	AMC415600	BB-19	AMC425257	AJA-12	AMC413521	GBM-12	AMC420142	GBM-49	AMC420179
TUT-13	AMC415601	BB-20	AMC425258	AJA-13	AMC413769	GBM-13	AMC420143	GBM-50	AMC420180
TUT-14	AMC415602	BB-21	AMC425259	AJA-14	AMC414246	GBM-14	AMC420144	GBM-51	AMC420181
TUT-15	AMC415603	BB-22	AMC425260	AJA-15	AMC414247	GBM-15	AMC420145	GBM-52	AMC420182
TUT-16	AMC415604	BB-23	AMC425261	AJA-16	AMC414248	GBM-16	AMC420146	GBM-53	AMC420183
TUT-17	AMC416173	BB-24	AMC425262	AJA-17	AMC414249	GBM-17	AMC420147	GBM-54	AMC420184
TUT-18	AMC416174	BB-25	AMC425263	AJA-18	AMC414252	GBM-18	AMC420148	GBM-55	AMC420185
TUT-19	AMC416175	BB-26	AMC425264	AJA-19	AMC414253	GBM-19	AMC420149	GBM-56	AMC420186
TUT-20	AMC416176	BB-27	AMC425265	AJA-20	AMC414254	GBM-20	AMC420150	GBM-57	AMC420187
TUT-21	AMC416177	BB-28	AMC425266	AJA-21	AMC414255	GBM-21	AMC420151	GBM-58	AMC420188
TUT-22	AMC416178	BB-29	AMC425267	AJA-22	AMC414256	GBM-22	AMC420152	GBM-59	AMC420189
TUT-23	AMC416179	BB-30	AMC425268	AJA-23	AMC414257	GBM-23	AMC420153	GBM-60	AMC420190
TUT-24	AMC416180	BB-31	AMC425269	AJA-24	AMC414258	GBM-24	AMC420154	GBM-61	AMC420191
TUT-25	AMC416181	BB-32	AMC425270	AJA-25	AMC414259	GBM-25	AMC420155	GBM-62	AMC420192
TUT-26	AMC416182	BB-33	AMC425271	AJA-26	AMC414260	GBM-26	AMC420156	GBM-63	AMC420193
TUT-27	AMC416183	BB-40	AMC425272	AJA-27	AMC414261	GBM-27	AMC420157	TUT-48	AMC416665
TUT-28	AMC416184	BB-41	AMC425273	AJA-28	AMC414262	GBM-28	AMC420158	TUT-49	AMC416666
TUT-29	AMC416646	BB-42	AMC425274	AJA-29	AMC414263	GBM-29	AMC420159	TUT-50	AMC416667
TUT-30	AMC416647	BB-43	AMC425275	AJA-30	AMC414264	GBM-30	AMC420160	TUT-51	AMC416668
TUT-31	AMC416648	BB-44	AMC425276	AJA-31	AMC414265	GBM-31	AMC420161	TUT-52	AMC416669
TUT-32	AMC416649	BB-45	AMC425277	AJA-32	AMC414266	GBM-32	AMC420162	TUT-53	AMC416670
TUT-33	AMC416650	BB-46	AMC425278	AJA-33	AMC414267	GBM-33	AMC420163	TUT-54	AMC416671
TUT-34	AMC416651	BB-47	AMC425279	TUT-57	AMC416674	GBM-34	AMC420164	TUT-55	AMC416672
TUT-35	AMC416652	TUT-43	AMC416660	TUT-58	AMC416675	GBM-35	AMC420165	TUT-56	AMC416673
TUT-36	AMC416653	TUT-44	AMC416661	TUT-59	AMC416676	GBM-36	AMC420166	TUT-65	AMC416682
TUT-37	AMC416654	TUT-45	AMC416662	TUT-60	AMC416677	GBM-37	AMC420167	TUT-66	AMC416683
TUT-38	AMC416655	TUT-46	AMC416663	TUT-61	AMC416678			TUT-67	AMC416684
TUT-39	AMC416656	TUT-47	AMC416664	TUT-62	AMC416679			TUT-68	AMC416685
TUT-40	AMC416657			TUT-63	AMC416680			TUT-69	AMC416686
TUT-41	AMC416658			TUT-64	AMC416681			TUT-70	AMC416687
TUT-42	AMC416659

11